EXHIBIT 10.19

                            KEEBLER FOODS COMPANY
                          DEFERRED COMPENSATION PLAN
                         FOR NON-AFFILIATE DIRECTORS

                                  ARTICLE I

                          PURPOSE AND EFFECTIVE DATE

         1.1. PURPOSE. The purpose of the Keebler Foods Company Deferred Compensation Plan For Non-Affiliate Directors is to provide non-employee directors of Keebler Company the opportunity to defer the receipt of retainer and fees otherwise payable to such directors for services as a member of the Company's Board of Directors. The Plan is designed to aid the Company in attracting and retaining as members of its Board of Directors persons whose abilities, experience and judgment can contribute to the well-being and long-term success and growth of the Company.

         1.2. EFFECTIVE DATE. The Plan shall be effective March 1, 1999 and shall remain in effect until terminated in accordance with Article IX.


                                  ARTICLE II

                                 DEFINITIONS

         When used in the Plan and initially capitalized, the following words and phrases shall have the meanings indicated:

         2.1. "ACCOUNT" shall mean the recordkeeping account established for each Participant in the Plan to which the Compensation deferred under Article IV shall be credited.

         2.2. "ADMINISTRATOR" shall mean the Board or the individual or committee appointed by the Board to administer the Plan.

         2.3.   "BOARD" shall mean the Board of Directors of the Company.

         2.4.   "CHANGE IN CONTROL" shall mean the earliest to occur of:

         (a) The effective time of any purchase, sale, merger, consolidation or other transaction after which any person, corporation, partnership or other entity OTHER than Flowers or its Affiliates, the then current management of Keebler Foods Company or of Flowers or any member of the immediate family of said management, or any employee benefit plan of Keebler Foods Company or of Flowers ("Permitted Owners") shall own more than fifty percent (50%) of the outstanding capital stock of Keebler Foods Company which stock is entitled to vote for the election of directors.


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         (b)    If it occurs prior to February 3, 2001, the effective time of any purchase, sale, merger, consolidation or other transaction after which any person, corporation, partnership or entity OTHER THAN the then current management of Keebler Foods Company or Flowers or any member of the immediate family of said management, or any employee benefit plan of Keebler Foods Company or of Flowers ("Permitted Owners") shall own more than fifty percent (50%) of the outstanding capital stock of Flowers which stock is entitled to vote for the election of directors.

         (c) The effective time of a transfer to an entity other than a Permitted Owner of substantially all of the property of Keebler Foods Company.

         (d) Continuing Directors at any time fail to constitute a majority of the Board of Directors of Keebler Foods Company. "Continuing Directors" shall mean the members of the Board of Directors as of the date hereof, plus any new directors whose nominations were approved by at least a majority of the Continuing Directors in office at the time of the election of any such new directors.

For the purposes of this Plan, the term "Affiliate" shall be defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended.

         2.5. "COMPANY" shall mean Keebler Foods Company and any successor(s) thereto.

         2.6. "COMPENSATION" shall mean any annual retainer, attendance fees or committee chairman fees payable to an Eligible Director for services as a member of the Board during a Plan Year.

         2.7. "DEFERRAL ELECTION" shall mean the written election made by an Eligible Director to defer Compensation in accordance with Article IV.

         2.8. "ELIGIBLE DIRECTOR" shall mean a member of the Board who is not also an employee of the Company or Flowers or their Affiliates.

         2.9.   "FLOWERS" shall mean Flowers Industries, Inc.

         2.10. "INTEREST RATE" shall mean an annual rate of 6.5%; provided, however, prior to the beginning of any Plan Year the Administrator may establish a different rate with respect to such Plan Year. Participants shall be notified of any change in Interest Rate under this Section 2.10 no later than 30 days prior to the beginning of the applicable Plan Year.

         2.11. "PARTICIPANT" shall mean an Eligible Director who elects to participate in the Plan by filing a Deferral Election in accordance with
Section 4.1.

         2.12. "PLAN" shall mean this Keebler Foods Company Deferred Compensation Plan For Non-Affiliate Directors, as amended from time to time.


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         2.13.  "PLAN YEAR" shall mean the twelve-month period beginning
January 1 and ending the following December 31; provided, however, the first Plan Year shall be the period beginning March 1, 1999 and ending December 31, 1999.

         2.14. "VALUATION DATE" shall mean the date on which the amount of a Participant's Account is adjusted as provided in Section 5.1. The last day of each calendar quarter shall be a Valuation Date and any other date specified by the Administrator for this purpose.


                                 ARTICLE III

                                PARTICIPATION

         3.1. PARTICIPATION. Eligibility to participate in the Plan is limited to Eligible Directors. An Eligible Director shall become a Participant in the Plan by filing a Deferral Election with the Administrator in accordance with Article IV.

         3.2. TERMINATION OF PARTICIPATION. A Participant may elect to terminate his or her active participation in the Plan at any time by filing a written notice thereof with the Administrator. Such termination of active participation shall become effective with respect to Compensation payable for the Plan Year beginning after the date such election is received by the Administrator. Such a Participant may resume participation in the Plan as of the first day of any Plan Year beginning after such termination of active participation by filing a new Deferral Election in accordance with Section 4.1(a). A Participant's Deferral Election shall automatically terminate on the date he or she ceases to be an Eligible Director. Amounts credited to a Participant's Account before the effective date of termination of active participation shall continue to be governed in accordance with the terms of the Plan as applied to all Participants.


                                  ARTICLE IV

                           DEFERRAL OF COMPENSATION

         4.1. AMOUNT OF DEFERRAL. An Eligible Director may elect to defer all or a portion of his or her Compensation pursuant to the terms of a Deferral Election. An Eligible Director's Deferral Election shall be subject to the following:

         (a) An individual who prior to the beginning of any Plan Year satisfies the requirements of an Eligible Director shall be eligible to file a Deferral Election with respect to all or a portion of his or her Compensation for such Plan Year. Such Deferral Election shall be filed during the period established by the Administrator, but in no event later than the last day of the preceding Plan Year.


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         (b)    Notwithstanding subsection (a) next above, if an individual has not satisfied the requirements of an Eligible Director prior to the beginning of a Plan Year but becomes an Eligible Director during such Plan Year, such Eligible Director may file a Deferral Election with the Administrator within 30 days of first becoming an Eligible Director. Such Deferral Election shall be effective with respect to Compensation payable for the first month beginning after the Deferral Election is received by the Administrator.

         (c)    A separate Deferral Election shall be made for each Plan Year.

         (d) Deferral Elections shall be subject to the terms, conditions and limitations established by the Administrator.

         4.2. CHANGE IN DEFERRAL ELECTIONS. A Deferral Election may not be modified on or after the first day of the Plan Year to which it relates.

         4.3. CREDITING DEFERRED COMPENSATION. The amount of Compensation that a Participant elects to defer under the Plan shall be credited by the Company to the Participant's Account periodically, the frequency of which shall be determined by the Administrator.


                                  ARTICLE V

                                PLAN ACCOUNTS

         5.1. VALUATION OF ACCOUNT. The Administrator shall establish an Account for each Participant who has filed a Deferral Election. As of each Valuation Date, the Participant's Account balance as of the immediately preceding Valuation Date shall be adjusted upward or downward to reflect (i) the Participant's Compensation deferrals, if any, credited pursuant to
Section 4.3 since the immediately preceding Valuation Date, (ii) the investment return to be credited as of such Valuation Date pursuant to
Section 5.2, and (iii) the aggregate amount of distributions, if any, to be debited to the Account as of that Valuation Date under Section 6.3.

         5.2. INVESTMENT RETURN ADJUSTMENTS. As of each Valuation Date, a Participant's Account balance shall be increased to reflect the interest that would have been earned had such Account balance been invested at the Interest Rate then in effect during the period since the last preceding Valuation Date. Any distributions from the Plan as of such Valuation Date shall be debited to the Participant's Account pursuant to Section 6.3 after the Account has been adjusted for investment return under this Section 5.2.


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                                  ARTICLE VI

                             PAYMENT OF BENEFITS

         6.1. DISTRIBUTION OF ACCOUNT. Distribution of a Participant's Account balance shall be made in cash, commencing as of the Valuation Date coincident with or next following the Eligible Director's termination of service on the Board for any reason, in one of the following forms elected by the Participant:

         (a) Substantially equal annual installments not to exceed three years, or

         (b)    A lump sum.

         Such payment shall be made as soon as administratively practicable following the applicable Valuation Date. If an election with respect to the form of payment has not been filed with the Administrator at least 12 months prior to the date distribution is to commence, such election shall be disregarded and payments shall be made in accordance with the Participant's most recent election form that has been on file with the Administrator at least 12 months, or if no such election has been filed, in the form determined by the Administrator in its sole discretion. Notwithstanding the foregoing provisions of this Section 6.1, if the Participant's Account balance is less than $5,000 at the time payments are to commence under the Plan, such Account balance shall be paid in a lump-sum payment.

         6.2. PAYMENTS TO BENEFICIARIES. In the event of the Participant's death prior to his or her commencement of benefits under the Plan, payment shall be made to the Participant's Beneficiary based on the method of payment elected by the Participant prior to death in accordance with Section 6.1 If the Participant dies after commencement of payments under the Plan but prior to the time his or her entire Account balance has been distributed, the remainder of the Participant's Account balance shall be distributed to the Beneficiary at the same times and in the same forms as such payments would have been distributed to the Participant.

         6.3. DEBITING OF DISTRIBUTIONS. The amount of any distribution under this Article VI shall be debited to the Participant's Account as of the Valuation Date for which it is made.

         6.4 SPECIAL CIRCUMSTANCES. The Administrator shall have the power in its absolute discretion to treat a Participant as if he or she had terminated service on the Board within the meaning of Section 6.1 if the Participant in the judgment of the Administrator experiences an extreme financial hardship or rapidly failing health. The Administrator also shall have the power in its absolute discretion to accelerate the distribution of a Participant's Account balance to the extent that the Administrator deems appropriate under the circumstances in the event that the Participant dies or, in the judgment of the Administrator, experiences an extreme financial hardship or rapidly failing health.


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         6.5.   EFFECT OF CHANGE IN CONTROL. Notwithstanding the foregoing provisions of this Article VI, effective as of the date of a Change in Control, the balance in each Participant's Account under the Plan shall be distributed to the Participant (or Beneficiary, if applicable) in a single lump sum cash payment.


                                 ARTICLE VII

                           BENEFICIARY DESIGNATION

         7.1. BENEFICIARY DESIGNATIONS. Each Participant shall have the sole right, at any time, to designate any person or persons as his or her Beneficiary to whom payment under the Plan shall be made in the event of the Participant's death prior to complete distribution of his or her Account. Any Beneficiary designation shall be made in a written instrument provided by the Administrator. All Beneficiary designations must be filed with the Administrator and shall be effective only when received in writing by the Administrator.

         7.2. CHANGE OF BENEFICIARY DESIGNATIONS. Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed. The designation of a Beneficiary may be made or changed at any time without the consent of any person.

         7.3. NO DESIGNATION. If a Participant falls to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

         7.4. EFFECT OF PAYMENT. Payment to a Participant's Beneficiary (or, upon the death of a primary Beneficiary, to the contingent Beneficiary or, if none, to the Participant's estate) shall completely discharge the Company's obligations under the Plan.


                                 ARTICLE VIII

                                ADMINISTRATION

         8.1. AUTHORITY OF ADMINISTRATOR. The Administrator (a) shall have complete discretion to supervise the administration and operation of the Plan and to adopt rules and procedures governing the Plan from time to time, and
(b) shall have authority to give interpretive rulings with respect to the Plan. If the Administrator or, if the Administrator is committee, any members of the Administrator are also Participants, the Administrator shall adopt and adhere to a conflicts of interest policy designed to prevent a Participant from acting in his or her own interest. If, due to the application of such a conflicts of interest policy, the Administrator is unable to act on a particular matter under this Plan, the Administrator shall bring such matter to the Board for action or approval.


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         8.2.   DELEGATION. The Administrator may appoint one or more
individuals, who may be an employee of the Company, to be the Administrator's agent with respect to the administration and operation of the Plan. The Administrator may delegate all or any portion of its duties to such individual(s), provided that the Administrator may cease such delegation at any time and provided further that any individual to whom duties are so delegated shall not be Participants. In addition, the Administrator may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

         8.3. BINDING EFFECT OF DECISIONS. Any decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

         8.4. INDEMNIFICATION OF ADMINISTRATOR. The Company shall indemnify and hold harmless the Administrator and, if the Administrator is a committee, the individual members thereof, their duly appointed agents under Section 8.2 (to the extent that such agents are employees of the Company) against any and all claims, loss, damage, expense or liability (including reasonable attorney fees) arising from any action , or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Administrator.

         8.5. ELECTION AND NOTICE PROCEDURES. Except as otherwise expressly stated in the Plan or required by applicable law, all elections and notices by Eligible Directors and Participants under the Plan shall be made at the time and in the manner specified by the Administrator, in accordance with its administrative procedures.


                                  ARTICLE IX

                      AMENDMENT AND TERMINATION OF PLAN

         9.1. AMENDMENT. The Board may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment suspension or reinstatement may adversely affect any Participant's Account, as it existed as of the day before the effective date of such amendment, suspension or reinstatement, without such Participant's prior written consent

         9.2. TERMINATION. The Board in its sole discretion may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Administrator shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant's Account, as it existed as of the day before the effective date of such termination, or the timing or method of distribution of a Participant's Account without the Participant's prior written consent.


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                                  ARTICLE X

                                MISCELLANEOUS

         10.1. FUNDING. Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future.

         10.2. NONASSIGNABILITY. No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Administrator, in its discretion, may terminate his or her interest in any such benefit to the extent the Administrator considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by the delivery of a written "termination declaration" to the last known address of the Participant or Beneficiary whose interest is adversely affected.

         10.3. LEGAL FEES AND EXPENSES. It is the intent of the Company that no Eligible Director be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Eligible Director hereunder. Accordingly, if after a Change in Control it should appear that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Eligible Director the benefits intended to be provided to such Eligible Director hereunder (although such actions do not include the valid exercise by the Company of its right to amend or terminate the Plan under Article IX), the Company irrevocably authorizes such Eligible Director from time to time to retain counsel of his or her choice, at the expense of the Company as hereafter provided, to represent such Eligible Director in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company in any jurisdiction. The Company shall pay and be solely responsible for any and all reasonable attorneys' and related fees and expenses incurred by such Eligible Director as a result of the Company's failure to perform under this Plan or any provision thereof, or as a result of the Company or any person contesting the validity or enforceability of this Plan or any provision thereof.


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         10.4.  CAPTIONS.  The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

         10.5. GOVERNING LAW. The provisions of the Plan shall be construed and interpreted according to the laws of the State of Illinois (other than those conflict of law rules that could lead to the application of another state's laws).

         10.6. SUCCESSORS. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such company or other business entity.

         10.7. NO IMPLIED RIGHTS. Nothing contained herein shall be construed to confer upon any Eligible Director the right to continue to serve as a member of the Board or in any other capacity.

         WHEREAS, the Company has caused this Plan to be executed this 10th day of March, 1999.



                              KEEBLER FOODS COMPANY

                              By: /s/  SAM K. REED
                                 --------------------------------------------
                                 Sam K. Reed

                              Title:   President and CEO
                                    -----------------------------------------








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